 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-261638
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 23, 2021)
      8,630,000 Shares of Common Stock
Warrants to Purchase Up to 8,695,653 Shares of Common Stock
Pre-Funded Warrants to Purchase Up to 65,653 Shares of Common Stock
We are offering directly to a certain purchaser 8,630,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”); in lieu of Common Stock, pre-funded warrants to purchase up to 65,653 shares of our Common Stock (the “Pre-Funded Warrants”); and warrants to purchase up to 8,695,653 shares of Common Stock (the “Warrants”). Each Share sold in this offering will be accompanied by a Warrant to purchase one share of Common Stock at an exercise price of $0.50 per share at a combined purchase price equal to $0.46 per Share and accompanying Warrant. The Warrants will be exercisable beginning six months following the date of issuance and may be exercised for a period of five years from the initial exercisability date.
We are offering the Pre-Funded Warrants in lieu of shares of Common Stock where the purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 9.99% of our Common Stock. Each Pre-Funded Warrant sold in this offering will be accompanied by a Warrant to purchase one share of Common Stock at an exercise price of $0.50 per share at a combined purchase price equal to $0.4599 (equal to the purchase price per Share, minus $0.0001). The per-share exercise price for the Pre-Funded Warrants will be $0.0001, and the Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.
This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants. The Shares, the Warrants and the Pre-Funded Warrants are being offered pursuant to a securities purchase agreement dated as of September 26, 2024 (the “Purchase Agreement”), by and between us and the purchaser identified therein.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “EYEN.” On September 26, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.46 per share.
There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.
We have retained A.G.P./Alliance Global Partners (“A.G.P.”) and Brookline Capital Markets, a division of Arcadia Securities LLC (together, the “Placement Agents”) to act as our placement agents in connection with this offering. The Placement Agents are not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agents are not required to arrange the purchase or sale of any specific number or dollar amount of securities, but they have agreed to use their best efforts to arrange for the sale of all of the securities. We have agreed to pay to the Placement Agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement and the accompanying base prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.
Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	PER SHARE AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Offering price	$0.46	$0.4599	$3,999,993.81
Placement agents’ fees(1)	$0.0322	$0.0322	$279,999.57
Proceeds to Eyenovia, Inc. before expenses	$0.4278	$0.4277	$3,719,994.24

(1)
We have agreed to pay the Placement Agents (as defined below) a cash fee equal to seven percent (7%) of the aggregate gross proceeds of this offering. See “Plan of Distribution” beginning on page S-17 for additional information for a description of the compensation payable to the Placement Agents.

Delivery of the securities is expected to be made on or about September 30, 2024.
Lead Placement Agent
A.G.P.
Co-Placement Agent
Brookline Capital Markets
a division of Arcadia Securities, LLC
Prospectus Supplement dated September 26, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 23, 2021, including the documents incorporated by reference therein, provides more general information that may not relate to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering contain important information, and you should read them in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”
All references in this prospectus supplement and the accompanying prospectus to “Eyenovia,” “EYEN,” “the company,” “we,” “us,” “our,” or similar references refer to Eyenovia, Inc., except where the context otherwise requires or as otherwise indicated.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of the company and this offering, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and the information included in any free writing prospectus that we have authorized for use in connection with this offering. If you invest in our securities, you are assuming a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference herein and therein.
Overview
We are an ophthalmic technology company focused on the late-stage development of MicroPine in the multi-billion dollar pediatric progressive myopia market while commercializing Mydcombi™ (tropicamide and phenylephrine HCL ophthalmic spray) for inducing mydriasis for routine diagnostic procedures and in conditions where short term pupil dilation is desired, and clobetasol propionate ophthalmic suspension, for the treatment of post-operative pain and inflammation following ocular surgery. We are also developing the Optejet® delivery system both for use in combination with our own drug-device therapeutic programs and for out-licensing for use in combination with therapeutics for additional indications. Our aim is to improve the delivery of topical ophthalmic medication through the ergonomic design of the Optejet which facilitates ease-of-use and delivery of more physiologically appropriate medication volume, with the goal to reduce side effects and improve tolerability, and introduce digital health technology to improve therapy compliance and ultimately medical outcomes.
The ergonomic and functional design of the Optejet allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets faster than the blink reflex to help ensure instillation success. The precise delivery of a low-volume columnar spray by the Optejet device minimizes contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.
A more physiologically appropriate volume of medication in the range of seven to nine microliters is delivered by the Optejet, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredient and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.
We are developing versions of the Optejet with on-board digital technology that records the date and time of each use. These data may be used to provide reminders via Bluetooth to smart devices and to allow healthcare practitioners to monitor usage. This information can then be used by practitioners and health care systems to measure treatment compliance and improve medical decision making. In this way, the Optejet could serve as an extension of the physician’s office by providing information that is not currently possible to collect except through the use of diaries.
We have also successfully expanded our manufacturing capabilities through a partnership with Coastline International, Inc. located in Tijuana, Mexico, as well as the construction of our new manufacturing facility in Reno, Nevada and the construction of our own fill and finish facility in Redwood City, California. The U.S. Food and Drug Administration (the “FDA”) approved the use of both Coastline International and our Redwood City facility for the production of Mydcombi cartridges, and the use of our Reno facility for the production of technical elements such as the base unit for the Optejet device.
MicroLine is our investigational pharmacologic treatment for presbyopia, a non-preventable, age-related hardening of the lens, which causes the gradual loss of the eye’s ability to focus on near objects and impairs near visual acuity. We have completed two Phase III studies using our Optejet® device. In these studies, patients reported high satisfaction with using the device, and a strong preference over using an eye dropper bottle. Since completing these studies, the market opportunity has markedly deteriorated, and we have chosen to put this program on hold and reallocate our resources towards larger opportunities. When and if the market improves, we have kept open the option to continue development of MicroLine which would include a meeting with the FDA to review our clinical data to date.
Mydcombi is the only FDA-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine in the United States and our first FDA-approved product. As an ophthalmic spray delivered with Optejet technology, Mydcombi may present a number of benefits for ophthalmic surgical centers, optometric and ophthalmic offices and patients. Those benefits may include improved cost-effectiveness in centers that employ single-use bottles for mydriasis, more efficient use of office time and resources, and an overall improved doctor-patient experience. We have begun the commercialization of Mydcombi, with the first commercial sale of the product occurring on August 3, 2023 as part of a targeted launch, and expanded our launch with the hiring and onboarding of nine sales representatives through August 1, 2024. We received FDA approval for our primary Mydcombi manufacturing facility in February 2024, which we believe will allow us to expand and continue to build our manufacturing operations. On July 24, 2024, we received written comments from the FDA outlining the design of a clinical bridging study to transition Mydcombi into our new Gen-2 Optejet device, which has a significantly lower cost to manufacture than the currently approved product.
We are in active discussions with manufacturers of existing and late-stage ophthalmic medications to explore whether development with the Optejet technology can solve unmet medical and business needs. Some of those business needs could include extension of exclusivity under the Optejet patents, improvement in a drug’s tolerability profile, or potential improvement in treatment compliance.
On August 15, 2023, we entered into a license agreement (the “Formosa License”) with Formosa Pharmaceuticals Inc. (“Formosa”), whereby we acquired the exclusive U.S. rights to commercialize any product related to a novel formulation of clobetasol propionate ophthalmic suspension 0.05% (the “Licensed Product”), which was approved by the FDA for post-operative pain and inflammation after ocular surgery on March 4, 2024. The Formosa License will remain in effect for ten years from the date of the first commercial sale of a Licensed Product, unless earlier terminated. We paid Formosa an upfront payment in an aggregate amount of $2.0 million which consisted of (a) cash in the amount of $1.0 million and (b) 487,805 shares of Common Stock valued at $1.0 million. We also capitalized $122,945 of transaction costs in connection with the Formosa License. In addition, we must pay Formosa up to $4.0 million upon the achievement of certain development milestones and up to $80.0 million upon the achievement of certain sales milestones. The trigger for the initial $2.0 million development milestone payments was FDA approval of the Licensed Product and the effective date of the acceptance by the Company of the transfer and assignment of the FDA approval, which occurred on March 14, 2024. Based on the achievement of this milestone, we paid Formosa the aggregate amount of $2.0 million, consisting of (a) cash in the amount of $1.0 million on April 26, 2024 and (b) 613,496 shares of Common Stock (calculated pursuant to the Formosa License at $1.0 million using a five-day volume-weighted average price on March 14, 2024). The remaining $2.0 million development milestone (to be fully paid in cash) was earned and accrued upon FDA approval, but payment will be triggered on the earlier of twelve months after FDA approval of the Licensed Product or six months following the first commercial sale of the Licensed Product.
On July 23, 2024, we entered into a collaboration agreement with Senju, under which the companies intend to work to develop EYEN-520, a combination of Senju’s corneal epithelial wound healing candidate with our Optejet dispensing technology, as a potential treatment for chronic dry eye disease. The companies anticipate a meeting with the FDA in late 2024, to be followed by execution of a definitive agreement related to the further development of the product and anticipated completion of a Phase 2b study in 2025. If successful, the collaboration agreement could be expanded to bring the product into two Phase 3 studies by 2026.
On August 7, 2024, we entered into a collaboration agreement with Formosa Pharmaceuticals, Inc., under which the companies intend to work to develop EYEN-530, a combination of Formosa’s clobetasol propionate ophthalmic solution with our Optejet dispensing technology, as a potential treatment for acute dry eye flare-ups. The companies anticipate meeting with the FDA in late 2024, to be followed by execution of a definitive agreement related to further development of the product and anticipated initiation of two Phase 3 studies by 2026.
On September 26, 2024, we announced the U.S. launch and commercial availability of clobetasol propionate ophthalmic suspension 0.05%.
Corporate Information
We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. Our principal executive office is located at 295 Madison Avenue, Suite 2400, New York, NY 10017, and our telephone number is (833) 393-6684. We maintain a website at http://www.eyenovia.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING
Common Stock offered by us
8,630,000 shares.
Warrants offered by us
Warrants to purchase up to 8,695,653 shares of Common Stock. The exercise price of each Warrant will be $0.50 per share. Each Warrant will be exercisable beginning six months from the closing date of this offering. The Warrants will expire five years from the initial exercisability date. This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of such Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.
Pre-funded warrants offered by us
We are offering Pre-Funded Warrants to purchase up to an aggregate of 65,653 shares of Common Stock in lieu of shares of Common Stock where the purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 9.99% of our outstanding Common Stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Common Stock is sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants.
Offering prices
$0.46 per Share and accompanying Warrant.
$0.4599 per Pre-Funded Warrant and accompanying Warrant.
Common Stock to be outstanding immediately after this offering
86,375,958 shares, which excludes any shares issuable upon exercise of the Warrants and the Pre-Funded Warrants.
Use of proceeds
We expect to receive net proceeds from this offering of approximately $3.6 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund commercialization activities for Mydcombi and clobetasol propionate, complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes. Proceeds may also be used to repay amounts outstanding under the Loan and Security Agreement with Avenue Capital Management II, L.P. and related entities (together, “Avenue”). See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors
An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider carefully before deciding to purchase our securities.
The Nasdaq Capital Market symbol
Our shares of Common Stock are traded on The Nasdaq Capital Market under the symbol “EYEN”. We do not intend to list the Warrants or the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.
Outstanding Shares
The number of shares of Common Stock outstanding immediately after this offering is based on 55,817,921 shares of Common Stock outstanding as of June 30, 2024 (77,745,958 on a pro forma basis to include 1,502,280 shares of Common Stock issued since June 30, 2024 pursuant to our at-the-market offering facility, 7,575,757 shares of Common Stock issued in a registered direct offering in July 2024 (the “Registered Direct Offering”) and 12,850,000 shares of Common Stock issued in a registered public offering in August 2024 (the “Public Offering”)).
This number excludes:
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6,599,389 shares of our Common Stock underlying outstanding options to purchase Common Stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $2.91 per share;

•
610,650 shares of our Common Stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan;

•
322,228 shares of our Common Stock reserved for future issuance under the 2014 Plan and the 2018 Plan;

•
2,327,747 shares of our Common Stock issuable upon conversion of outstanding convertible notes;

•
warrants to purchase 20,252,091 shares of our Common Stock, with a weighted average exercise price of $0.75 per share; and

•
the shares of Common Stock issuable upon exercise of the pre-funded warrants.

Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants, and no exercise of the Warrants or the Pre-Funded Warrants.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Relating to this Offering
Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
We intend to use the net proceeds from this offering to fund commercialization activities for Mydcombi and clobetasol propionate, complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are expenses related to our commercialization of Mydcombi and clobetasol propionate, manufacturing of Mydcombi and our future Optejet-based products, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Proceeds may also be used to repay amounts outstanding under the Loan and Security Agreement with Avenue. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our Common Stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.
If you purchase securities in this offering, you will experience immediate and substantial dilution.
The offering price per share of Common Stock in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming the sale of an aggregate of 8,630,000 shares of our Common Stock, Pre-Funded Warrants to purchase 65,653 shares of Common Stock and Warrants to purchase 8,695,653 shares of Common Stock at a combined price of $0.46 per Share (or $0.4599 per Pre-Funded Warrant) and accompanying Warrant, if you purchase securities in this offering, you would experience immediate dilution of $0.40 per share, representing the difference between the price paid in this offering per share and our pro forma as adjusted net tangible book value per share as of June 30, 2024 after giving effect to this offering. The exercise of outstanding stock options and warrants, as well as the exercise of the Warrants and Pre-Funded Warrants being offered in this offering, will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
There is no public market for the Warrants or the Pre-Funded Warrants being offered in this offering.
There is no established public trading market for the Warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

The holders of Warrants or Pre-Funded Warrants purchased in this offering will have no rights as a common stockholder until such holders exercise their Warrants or Pre-Funded Warrants, as applicable, and acquire shares of our Common Stock, except as set forth in such Warrants or Pre-Funded Warrants.
Until a holder of Warrants or Pre-Funded Warrants acquires the shares of Common Stock upon exercise of the Warrants or Pre-Funded Warrants, as applicable, such holder of Warrants or Pre-Funded Warrants will have no rights with respect to the shares of Common Stock underlying such Warrants or Pre-Funded Warrants, as applicable, except as set forth in such Warrants or Pre-Funded Warrants. Upon exercise of the Warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our Common Stock may not be permitted to exercise the Warrants or Pre-Funded Warrants that they hold.
A holder of the Warrants or Pre-Funded Warrants will not be entitled to exercise any portion of any Warrants or Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of shares of our Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or Pre-Funded Warrants, as applicable. However, any holder may increase or decrease such percentage (not in excess of 9.99%) upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Warrants or Pre-Funded Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Warrants or Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.
The Warrants and the Pre-Funded Warrants are speculative in nature.
The Warrants and the Pre-Funded Warrants offered hereby do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Holders of the Warrants and the Pre-Funded Warrants may acquire the shares of Common Stock issuable upon exercise of such Warrants or Pre-Funded Warrants at the applicable exercise price. Following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Warrants or the Pre-Funded Warrants will equal or exceed their public offering price.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.
The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock in a negative manner, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be required to raise additional capital by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect your investment in our company, the market price of shares of our Common Stock and our business.
We might require additional financing to fund future operations, including our research and development, manufacturing and any possible sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our then current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our then existing securityholders, which could adversely affect the market price of our Common Stock and the voting power of shares of our Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our then existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.
Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.
We currently do not satisfy Nasdaq’s minimum stock price requirement. If we are unable to satisfy this requirement in the future, or if we fail to satisfy any other continued listing requirements of Nasdaq, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum stock price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
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our need to raise additional money to fund our operations for the next twelve months as a going concern;

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our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

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our expectations related to the use of proceeds from our financings, including this offering;

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risks of our and our licensees’ clinical trials including, but not limited to, the costs, design, initiation and enrollment, timing, progress and results of such trials;

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the timing and our or our licensees’ ability to submit applications for, obtain and maintain regulatory approval for Mydcombi, clobetasol propionate and our product candidates;

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the production and commercialization of Mydcombi and clobetasol propionate;

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reliance on third parties to develop and commercialize Mydcombi, clobetasol propionate and certain of our product candidates;

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our and our partners’ ability to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for Mydcombi, clobetasol propionate and certain of our product candidates;

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our estimates regarding the potential market opportunities for Mydcombi, clobetasol propionate and our product candidates;

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the potential advantages of Mydcombi, clobetasol propionate and our product candidates and platform technology and potential revenues from licensing transactions;

•
the rate and degree of market acceptance and clinical utility of Mydcombi, clobetasol propionate and our product candidates;

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our intellectual property position;

•
our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•
our ability to attract and retain key personnel;

•
the impact of government laws and regulations;

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our competitive position;

•
developments relating to our competitors and our industry;

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our ability to maintain and establish collaborations;

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general or regional economic conditions;

•
changes in U.S. GAAP; and

•
changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,”

“seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus in their entirety, many of these risks under the headings “Risk Factors” on page S-7 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 thereto, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $3.6 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Warrants and the Pre-Funded Warrants.
We currently intend to use the net proceeds from the sale of securities in this offering to fund commercialization activities for Mydcombi and clobetasol propionate, complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes. Proceeds may also be used to repay amounts outstanding under the Loan and Security Agreement with Avenue. The Avenue loan bears interest at an annual rate equal to the greater of (a) 7.0% and (b) the prime rate as reported in The Wall Street Journal plus 4.45%. The maturity date is November 1, 2025.
We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds we receive in connection with this offering. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

DILUTION
If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share paid by the purchaser in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.
Our historical net tangible book deficit as of June 30, 2024 was approximately $(8.5) million, or $(0.15) per share of Common Stock. We calculate tangible book value (deficit) per share by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of June 30, 2024.
Our pro forma net tangible book value as of June 30, 2024 was approximately $1.4 million, or $0.02 per share of Common Stock. We calculate pro forma net tangible book value per share by dividing (a) the total of (i) our historical net tangible book value, (ii) the net proceeds received after June 30, 2024 from our at-the-market offering, (iii) the net proceeds received in the Registered Direct Offering and (iv) the net proceeds received in the Public Offering, by (b) the sum of (i) the total number of shares of our Common Stock outstanding as of June 30, 2024, (ii) the number of shares of our Common Stock issued after June 30, 2024 in our at-the-market offering, (iii) the number of shares issued in the Registered Direct Offering and (iv) the number of shares issued in the Public Offering.
After giving effect to the sale of (i) 8,630,000 shares of our Common Stock and Warrants to purchase 8,630,000 shares of Common Stock in this offering at the combined offering price of $0.46 per Share and accompanying Warrant and (ii) Pre-Funded Warrants to purchase 65,653 shares of Common Stock and Warrants to purchase 65,653 shares of Common Stock in this offering at the combined offering price of $0.4599 per Pre-Funded Warrant and accompanying Warrant (which equals the public offering price per share of Common Stock less the $0.0001 per share exercise price of each such Pre-Funded Warrant) (and excluding shares of Common Stock issued and any proceeds received upon exercise of the Warrants and the Pre-Funded Warrants or any resulting accounting associated with the Warrants or Pre-Funded Warrants), and after deducting the Placement Agents’ fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately $5.0 million, or $0.06 per share. This represents an immediate increase in net tangible book value of $0.04 per share to existing stockholders and immediate dilution in net tangible book value of $0.40 per share to new investors in this offering at the offering price. The following table illustrates this dilution on a per share basis:
Offering price per Share and accompanying Warrant	$0.46
Historical net tangible book deficit per share as of June 30, 2024	(0.15)
Pro forma increase in net tangible book value per share	0.17
Pro forma net tangible book value per share as of June 30, 2024	0.02
Increase per share attributable to investors in this offering	0.04
Pro forma as adjusted net tangible book value per share after this offering	0.06
Dilution per share to investors in this offering	$0.40
The number of shares of Common Stock outstanding immediately after this offering is based on 55,817,921 shares of Common Stock outstanding as of June 30, 2024 (77,745,958 on a pro forma basis, which includes 1,502,280 shares of Common Stock issued since June 30, 2024 pursuant to our at-the-market offering facility, 7,575,757 shares of Common Stock issued in the Registered Direct Offering and 12,850,000 shares of Common Stock issued in the Public Offering).
This number excludes:
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6,599,389 shares of our Common Stock underlying outstanding options to purchase Common Stock under the 2014 Plan and the 2018 Plan with a weighted average exercise price of $2.91 per share;

•
610,650 shares of our Common Stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan;

•
322,228 shares of our Common Stock reserved for future issuance under the 2014 Plan and the 2018 Plan;

•
2,327,747 shares of our Common Stock issuable upon conversion of outstanding convertible notes;

•
warrants to purchase 20,252,091 shares of our Common Stock, with a weighted average exercise price of $0.75 per share; and

•
the shares of Common Stock issuable upon exercise of the pre-funded warrants.

In addition, the amounts in the table above assume no exercise of outstanding options or warrants, and no exercise of the Warrants or the Pre-Funded Warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
The material terms and provisions of our Common Stock are described under the caption “Description of Common Stock” starting on page 13 of the accompanying prospectus.
Warrants
The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant, which has been provided to the purchaser in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Readers should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.
Duration and Exercise Price
The Warrants offered hereby will have an exercise price of $0.50 per share. The Warrants will be exercisable beginning six months from the closing date of this offering and will expire five years from the initial exercisability date. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. The Warrants will be issued in certificated form only.
Exercisability
The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of our outstanding Common Stock immediately after exercise.
Cashless Exercise
If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant.
Transferability
A Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.
Fractional Shares
No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

No Rights as a Stockholder
Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such Warrant holders exercise their Warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In lieu of receiving such Common Stock in the Fundamental Transaction, the Warrant holder may elect to have the Company or the successor entity purchase the Warrant holder’s Warrant for its fair market value measured by the Black Scholes method.
Waivers and Amendments
No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant. The beneficial ownership limitation described above under “— Exercisability” may not be modified without the consent of our stockholders.
Pre-Funded Warrants
The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the purchaser in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Readers should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.
Duration and Exercise Price
The Pre-Funded Warrants will be exercisable at any time after their original issuance at an exercise price of $0.0001 per share, and will expire on the date the warrants are exercised in full. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. Pre-Funded Warrants will be issued in certificated form only.
Exercisability
The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrants, 9.99%) of our outstanding Common Stock immediately after exercise.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of Pre-Funded Warrants in payment of the aggregate exercise price, the holder may only receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.
Transferability
Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.
Fractional Shares
No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.
No Rights as a Stockholder
Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.
Fundamental Transactions
Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power of our common equity, or any person or group becoming the beneficial owner of more than 50% of the voting power of our common equity), the holders of the Pre-Funded Warrants will have the right to receive, upon exercise of the Pre-Funded Warrants, the same amount and kind of securities, cash or other property that such holders would have been entitled to receive had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.
Waivers and Amendments
No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrant. The beneficial ownership limitation described above under “— Exercisability” may not be modified without the consent of our stockholders.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering directly to a purchaser 8,630,000 shares of Common Stock; in lieu of Common Stock, Pre-Funded Warrants to purchase 65,653 shares of Common Stock; and Warrants to purchase 8,695,653 shares of Common Stock.
Our obligation to issue and sell the securities to the purchaser is subject to the customary conditions set forth in the Purchase Agreement, which may be waived by us in our discretion. The obligation of the purchaser to purchase the securities is subject to customary conditions set forth in the Purchase Agreement as well, which also may be waived.
A.G.P. has agreed to act as our placement agent in connection with this offering subject to the terms and conditions of engagement letter dated September 26, 2024. Brookline Capital Markets, a division of Arcadia Securities, LLC, has also agreed to act as our placement agent in connection with this offering. The Placement Agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but they have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities being offered. We entered into the Purchase Agreement directly with the institutional investor who purchased our securities in this offering. We have agreed to indemnify the Placement Agents and specified other persons against specified liabilities and to contribute to payments the Placement Agents may be required to make in respect thereof.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 30, 2024.
Fees and Expenses
We have agreed to pay the Placement Agents a cash fee of seven percent (7%) of the aggregate gross proceeds raised in the offering. The following table shows the per share of Common Stock and accompanying Warrant, per Pre-Funded Warrant and accompanying Warrant, and total fees payable to the Placement Agents by us in connection with this offering.
	PER SHARE AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Offering price	$0.46	$0.4599	$3,999,993.81
Placement agents’ fees	$0.0322	$0.0322	$279,999.57
Proceeds to Eyenovia, Inc. before expenses	$0.4278	$0.4277	$3,719,994.24
We have also agreed to reimburse A.G.P. at closing for legal and other expenses incurred by it in connection with the offering in an amount not to exceed $55,000 in the aggregate. We have also agreed to pay a non-accountable expense allowance to A.G.P. equal to $5,000. We estimate expenses payable by us in connection with this offering, other than the Placement Agents’ fees and expense reimbursement, will be approximately $65,000.
The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agents and any profit realized on the resale of the shares sold by the Placement Agents while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their respective participations in the distribution.

Listing
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “EYEN”. We do not intend to list the Warrants or the Pre-Funded Warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.
Lock-Up Agreements
Under the Purchase Agreement, subject to certain exceptions (including for the use of our “at-the-market” equity facility in certain circumstances provided therein), we are subject to company lock-up restrictions on the issuance and sale of shares of Common Stock and Common Stock Equivalents (as defined in the Purchase Agreement) for 45 days following the closing of this offering.
Pursuant to certain “lock-up” agreements, our executive officers and directors (the “Lock-Up Parties”) have agreed, until the date that is 30 days from the date of this prospectus supplement (the “Lock-Up Period”), without the prior written consent of A.G.P. not to, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Exchange Act by the Lock-Up Parties on the date of the “lock-up” agreements or thereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the Lock-Up Parties agree that, without the prior written consent of A.G.P., they will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
The restrictions in the immediately preceding paragraph will not apply to (a) the sale of the securities to be sold pursuant to the Purchase Agreement; (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member or a trust for the direct or indirect benefit of a Lock-Up Party or such immediate family member of the Lock-Up Party, (iii) by will or intestacy, or (iv) pursuant to a qualified domestic order or in connection with a divorce settlement; (c) equity securities issued pursuant to our equity incentive plans in effect as of the date of the “lock-up” agreement or pursuant to bona fide equity incentive plans thereafter established, the exercise of options granted under our equity incentive plans, or the exercise of our outstanding warrants; provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in the immediately preceding paragraph; (d) transfers of shares of Common Stock (i) as forfeitures to satisfy tax withholding and remittance obligations of a Lock-Up Party in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans, or (ii) pursuant to a net exercise or cashless exercise by a Lock-Up Party of outstanding equity awards pursuant to our equity incentive plans; (e) the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that certain conditions as set forth in the “lock-up” agreements are met; (f) transfers of shares of Common Stock to a charity or education institution; (g) if a Lock-Up Party is or, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Common Stock to any shareholder, partner or member of, or owner of similar equity interests in, the Lock-Up Party, as the case may be; (h) transactions relating to the Common Stock acquired in open market transactions after the completion of this offering; and (i) the transfer of Common Stock pursuant to a change of control of the Company after this offering, that has been approved by the independent members of our board of directors, provided, that in the event that such change of control is not completed, the securities owned by the Lock-Up Party shall remain subject to the restrictions of the “lock-up” agreement.
Discretionary Accounts
The Placement Agents do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Indemnification
We have agreed to indemnify the Placement Agents against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agents may be required to make for these liabilities.
Electronic Distribution
In connection with this offering, the Placement Agents may distribute prospectuses by electronic means, such as e-mail. An electronic prospectus may be made available on the Internet websites maintained by the Placement Agents. The information on the website of the Placement Agents is not part of this prospectus supplement.
Other Relationships
The Placement Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and their respective affiliates may from time to time in the future engage in certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received and may continue to receive customary fees and commissions. Charles Mather has served as an Independent Director of Eyenovia, Inc. since March 2018 and became the Chairman of the Board during September 2024. Mr. Mather is also a Senior Managing Director of Brookline Capital Markets, a Division of Arcadia Securities, LLC.
In the ordinary course of their various business activities, the Placement Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Offer and Sale Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the Placement Agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon by Covington & Burling LLP, Boston, Massachusetts. Thompson Hine LLP, New York, New York is counsel to the Placement Agents in connection with this offering.
EXPERTS
The financial statements of Eyenovia, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Eyenovia, Inc. are incorporated in this prospectus supplement by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38365):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 18, 2024;

•
Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on April 26, 2024;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024 that we filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

•
Our Current Reports on Form 8-K that we filed with the SEC on January 16, 2024, April 8, 2024, April 9, 2024, April 10, 2024, May 16, 2024, June 14, 2024, July 1, 2024, July 5, 2024, July 29, 2024, August 22, 2024, September 3, 2024 and September 20, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 24, 2018, as updated by the Description of Securities, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendment or report subsequently filed for the purpose of updating such description.

In addition, any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed incorporated by reference into this prospectus supplement such future filings updates and supplements the information provided in this prospectus supplement.
You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.eyenovia.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Eyenovia, Inc., 295 Madison Avenue, Suite 2400, New York, NY 10017, (833) 393-6684, Attention: Corporate Secretary.

PROSPECTUS
$100,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock, or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants or rights.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over- allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EYEN.” On December 10, 2021, the last reported sale price of our common stock was $3.76 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.
Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 23, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, various series of debt securities or preferred stock, and warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Eyenovia,” “EYEN,” “the Company,” “we,” “us,” “our” and similar terms refer to Eyenovia, Inc. and our subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Eyenovia, Inc.
We are a clinical stage ophthalmic biopharmaceutical company developing a pipeline of advanced therapeutics based on our proprietary microdose array print (MAP™) therapeutics. We aim to achieve clinical microdosing of next-generation formulations of well-established ophthalmic pharmaceutical agents using our high-precision targeted ocular delivery system, branded the Optejet® which has the potential to replace conventional eye dropper delivery and improve safety, tolerability, patient compliance and topical delivery success for ophthalmic eye treatments. In the clinic, the Optejet has demonstrated the ability to horizontally deliver ophthalmic medication with a success rate significantly higher than that of traditional eye drops (~ 90% vs. ~ 50%). Our technology is designed to achieve single-digit µl-volume physiologic drug delivery with up to a 75% reduction in ocular drug and preservative topical dosing and has demonstrated significant improvement in the therapeutic index in drugs used for mydriasis and IOP lowering through three Phase II and Phase III trials. Conventional eye formulations lack high-precision micro-volume delivery and expose the ocular surface to approximately 300% more medication and preservatives than are physiologically indicated leading to clinically recognized ocular and non-ocular side effects. Using the Optejet, we are developing the next generation of smart ophthalmic therapeutics which target new indications or new combinations where there are currently no comparable drug therapies approved by the U.S. Food and Drug Administration, (the “FDA”). Our microdose therapeutics follow the FDA-designated pharmaceutical registration and regulatory process. Consistent with the recent FDA reclassification of MydCombi, we believe that most of our product candidates are, or will be, classified by the FDA as drug-led combination products.
Our pipeline is currently focused on the late-stage development of novel, potential first-in-class therapeutic indications for over an estimated five million potential patients with progressive myopia in the United States and over an estimated one hundred million potential patients with age-related near vision impairment, or presbyopia — indications where there is tremendous unmet need and no known existing FDA-approved therapies. We are also developing the first microdose fixed combination ophthalmic pharmaceutical for mydriasis to address the estimated over 100 million annual comprehensive eye exams with pupil dilation.
MicroPine is our investigational first-in-class topical therapy for the treatment of progressive myopia, a back-of-the-eye ocular disease associated with pathologic axial elongation and sclero-retinal stretching. In the United States, myopia is estimated to affect approximately 25 million children, with up to five million considered to be at risk for high myopia. In February 2019, the FDA accepted our investigational new drug application, or IND, to initiate a Phase III registration trial of MicroPine (the CHAPERONE study) to reduce the progression of myopia in children. We enrolled the first patient in the CHAPERONE study in June 2019. Due to the COVID-19 pandemic, we experienced delays in trial enrollment and initiation as a result of reduced clinical trial activities and operations at investigator sites during the first half of 2020. However, we have since been able to resume enrollment in the CHAPERONE study at a slower pace than initially planned.
On October 9, 2020, we entered into a License Agreement (the “Bausch License Agreement”) with a subsidiary of Bausch Health Companies Inc. (“Bausch Health”) pursuant to which Bausch Health may develop and commercialize MicroPine in the United States and Canada. Under the terms of the Bausch License Agreement, we received an upfront payment of $10.0 million and we may receive up to a total of $35.0 million in additional payments, based on the achievement of certain regulatory and launch-based milestones. Bausch Health also will pay us royalties on a tiered basis (ranging from mid-single digit to mid-teen percentages) on gross profits from sales of MicroPine in the United States and Canada, subject to certain adjustments. Under the terms of the Bausch License Agreement, Bausch Health is in the process of assuming oversight for, and has assumed the costs related to the ongoing CHAPERONE study.
MicroLine is our investigational pharmacologic treatment for presbyopia. Presbyopia is a non-preventable, age-related hardening of the lens, which causes the gradual loss of the eye’s ability to focus at near and impairs near visual acuity. There currently are no known FDA-approved drugs for the improvement of near vision in patients with presbyopia, although other companies have related therapies in their pipeline. We have two planned Phase III VISION trials for MicroLine, and initiated the first of these trials in December 2020. On May 25, 2021, we announced positive topline data from the Phase III VISION-1 study evaluating MicroLine for the temporary improvement of near vision in adults with presbyopia. The study achieved its primary endpoint and the Company recently initiated VISION -2, a second Phase III registration study. VISION-2, is a double-masked, placebo-controlled, cross-over superiority trial designed to enroll 120 patients randomized between 2% pilocarpine and placebo cohorts. Topline data from VISION-2 is anticipated in mid-2022. These studies will serve as the basis for a planned New Drug Application (NDA) submission to FDA. VISION-1 results will be presented at a future ophthalmic-focused medical meeting.
On August 10, 2020, we entered into a License Agreement (the “Arctic Vision License Agreement”) with Arctic Vision (Hong Kong) Limited (“Arctic Vision”), pursuant to which Arctic Vision may develop and commercialize MicroPine and MicroLine in Greater China (mainland China, Hong Kong, Macau and Taiwan) and South Korea. Under the terms of the Arctic Vision License Agreement, we received an upfront payment of $4.0 million before any payments to Senju Pharmaceutical Co., Ltd. (“Senju”). In addition, we may receive up to a total of $43.75 million in additional payments, based on various development and regulatory milestones, including the initiation of clinical research and approvals in Greater China and South Korea, and development costs. Milestone revenue includes $2.0 million related to the MicroStat product resulting from Amendment 1 to the Arctic Vision License Agreement between the Company and Arctic Vision which was executed on September 14, 2021. Arctic Vision also will purchase its supply of MicroPine, MicroLine and MicroStat from us or, for such products not supplied by us, pay us a mid-single digit percentage royalty on net sales of such products, subject to certain adjustments. We will pay a mid-double digit percentage of such payments, royalties, or net proceeds of such supply to Senju pursuant to the Exclusive License Agreement with Senju dated March 8, 2015, as amended by the License Amendment dated April 8, 2020, and a Letter Agreement dated August 10, 2020 (the “Senju License Agreement”).
The Senju License Agreement was amended further by the License Amendment 2, effective September 14, 2021 (the “Amendment 2”). The Amendment 2 excludes Greater China and South Korea from the territory in which Senju was granted an exclusive royalty-bearing license from the Company. In consideration for this exclusion, and upon and after the execution of Amendment 1 with Arctic Vision, the Company must make payments to Senju based on non-royalty license revenue and sales revenue, including a one-time upfront payment of $250,000 which represented an inducement to Senju to approve Amendment 1 of the Arctic Vision License Agreement related to the MicroStat Product. This upfront payment to Senju was in addition to and separate from the previously established 40% payment on milestone revenue.
MydCombi™ (or MicroStat) is our fixed combination formulation of phenylephrine-tropicamide for mydriasis, designed to be a novel approach for the estimated over one hundred million office-based comprehensive and diabetic eye exams performed every year in the United States. We have completed two Phase III trials for MydCombi and announced positive results from these studies, known as MIST-1 and MIST-2. In March 2021, the FDA accepted our NDA, for MydCombi for use to achieve mydriasis in routine diagnostic procedures and in conditions where short-term pupil dilation is desired. On October 25, 2021, the Company announced the reclassification of the Company’s proprietary, first-in-class combination microdose formulation of tropicamide and phenylephrine for in-office pupil dilation, MydCombi, as a drug-device combination product by the FDA in a Complete Response Letter (“CRL”) received on October 22, 2021, following a change in the agency’s legal interpretation of its authorities imposed by a recent court ruling. The Company is preparing the necessary documents for expedited resubmission of the new drug application for MydCombi in response to the CRL.
We have not received U.S. marketing approval for any product candidate and we have therefore not generated any revenues from product sales.

Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2020, as described under the caption “Incorporation of Documents by Reference” on page 29 of this prospectus.
Impact of COVID-19
In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has been evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures.
Management continues to closely monitor the impact of the COVID-19 pandemic on all aspects of the business, including how it will impact operations and the operations of customers, vendors, and business partners. Due to the COVID-19 pandemic, we have experienced delays in trial enrollment and initiation as a result of reduced clinical trial activities and operations at investigator sites. However, we have since been able to resume operations largely as they were prior to the pandemic. The extent to which COVID-19 impacts the future business, results of operation and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, such as the continued duration of the outbreak, new information that may emerge concerning the severity or other strains of COVID-19 or the effectiveness of actions to contain COVID-19 or treat its impact, among others. If we or any of the third parties with which we engage, however, were to experience shutdowns or other business disruptions, the ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on business, results of operation and financial condition. The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national, and international markets.
Our Corporate Information
We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. Our principal executive office is located at 295 Madison Avenue, Suite 2400, New York, NY 10017, and our telephone number is 917-289-1117. We maintain a website at http://www.eyenovia.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through 2023 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock, various series of debt securities and/or preferred stock, or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Eyenovia. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.
You should understand that the following important factors, in addition to those discussed in our periodic reports filed with the SEC under the Exchange Act could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:
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our need to raise additional money to fund our operations for the next twelve months as a going concern;

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our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

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impacts of and uncertainty related to COVID-19;

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fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of COVID-19;

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our expectations related to the use of proceeds from our financings;

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risks of our and our licensees’ clinical trials including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by COVID-19 and resulting social distancing), timing, progress and results of such trials;

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the timing and our or our licensees’ ability to submit applications for, obtain and maintain regulatory approval for our product candidates;

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reliance on third parties to develop and commercialize certain of our product candidates;

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our and our partners’ ability to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for certain of our product candidates;

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our estimates regarding the potential market opportunity for our product candidates;

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the potential advantages of our product candidates and platform technology and potential revenues from licensing transactions;

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the rate and degree of market acceptance and clinical utility of our product candidates;

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our intellectual property position;

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our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

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our ability to attract and retain key personnel;

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the impact of government laws and regulations;

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our competitive position;

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developments relating to our competitors and our industry;

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our ability to maintain and establish collaborations;

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general or regional economic conditions;

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changes in U.S. GAAP; and

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changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over- allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK
We are authorized to issue 90,000,000 shares of common stock, par value $0.0001 per share. As of December 10, 2021, we had 28,407,257 shares of common stock outstanding and approximately 35 stockholders of record.
The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our third amended and restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and our amended and restated bylaws (our “Bylaws”), both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that are currently designated and issued or that we may designate and issue in the future. Except as described under “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Provisions” below, a majority vote of the holders of common stock is generally required to take action under our Certificate of Incorporation and our Bylaws.
Stock Options and Warrants
As of December 10, 2021, we had outstanding options to purchase 4,387,051 shares of our common stock at a weighted average price of $3.88 per share under our 2014 Equity Incentive Plan and 2018 Omnibus Stock Incentive Plan. All of our stock options expire 10 years after their grant date.
As of December 10, 2021, we had outstanding warrants to purchase 1,217,715 shares of our common stock at exercise prices ranging from $2.47 to $4.76 per share. 1,125,831 warrants will expire on March 24, 2025, and 91,884 warrants will expire on May 6, 2031.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.
Stock Exchange Listing
Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “EYEN.”

DESCRIPTION OF PREFERRED STOCK
The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 6,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Certificate of Incorporation and our Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
General
Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Provisions.” Our board of directors will make any determination to issue such shares based on its judgment as to our Company’s best interests and the best interests of our stockholders.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at the option of F-star or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights;

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

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any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
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the title or designation;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

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reducing the principal amount of discount securities payable upon acceleration of maturity;

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making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.
Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
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the date of determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether stockholders are entitled to oversubscription rights, if any;

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any applicable material U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Anti-Takeover Provisions
The provisions of Delaware law, our Certificate of Incorporation and Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.
Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Board of Directors
Our Certificate of Incorporation and Bylaws provide that any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; however, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock. Under our Certificate of Incorporation and Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our Certificate of Incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors, subject to the rights of any holders of preferred stock to elect directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations
Special meetings of our stockholders can be called only by the chairman of the Board of Directors, the President, Chief Executive Officer or such other persons designated by the Board of Directors. In addition, stockholders must provide advance notice to nominate persons for election to our Board of Directors or submit proposals for consideration at stockholder meetings.
Amendment of By-laws
The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, require a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, provided however that that no by-laws adopted by the stockholders may invalidate any prior act of the board of directors that would have been valid if such by-laws had not been adopted.
Limitation of Liability and Indemnification
We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
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breach of a director’s duty of loyalty to the corporation or its stockholders;

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act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payment of dividends, stock purchase or redemption of shares; or

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transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation provides that we will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, general partner, manager, managing member, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. Our Certificate of

Incorporation includes a provision providing for the limitation of liability to the maximum extent permitted under the DGCL. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.
The foregoing discussion of our Certificate of Incorporation, Bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by our Certificate of Incorporation, Bylaws, indemnification agreements and by applicable law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Provisions of our Certificate of Incorporation on Choice of Forum
Unless we consent to the selection of an alternative forum, our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware, or the Court of Chancery, will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or agent to the Company or our stockholders; any action asserting a claim against us arising pursuant to the DGCL, or our Certificate of Incorporation or Bylaws; any action to enforce or determine the validity of our Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Since the choice of forum provisions are only applicable to “the fullest extent permitted by law”, as provided in our Certificate of Incorporation, the provisions do not designate the Court of Chancery as the exclusive forum for any derivative action or other claim for which the applicable statute creates exclusive jurisdiction in another forum. As such, the choice of forum provisions do not apply to any actions arising under the Securities Act or the Exchange Act.
We believe the choice of forum provisions in our Certificate of Incorporation may benefit us by providing increased consistency in the application of Delaware law, where permitted, by chancellors and judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees, and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees, or agents and result in increased costs for stockholders to bring a claim. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action.
LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS
The financial statements of Eyenovia, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Eyenovia, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We also maintain a website at http://www.eyenovia.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on March 30, 2021;

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the portions of our definitive proxy statement on Schedule 14A filed on April 30, 2021 that are deemed “filed” with the SEC under the Exchange Act;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2021, March 31, 2021 and September 30, 2021 that we filed with the SEC on August 12, 2021, May 14, 2021 and November 12, 2021, respectively;

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our Current Reports on Form 8-K that we filed with the SEC on February 3, 2021, March 2, 2021, March 15, 2021, April 1, 2021, May 5, 2021, May 10, 2021, May 14, 2021, May 25, 2021, June 15, 2021, June 16, 2021, June 21, 2021, August 11, 2021, September 15, 2021, October 25, 2021, November 5, 2021, November 10, 2021, December 3, 2021, and December 6, 2021 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

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the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 2018, including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.
The SEC file number for each of the documents listed above is 001-38365.
In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Eyenovia, Inc.
295 Madison Avenue
Suite 2400
New York, NY 10017
Attn: Corporate Secretary.
(917) 289-1117
You may also access these documents on our website, http://www.eyenovia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

8,630,000 Shares of Common Stock
Warrants to Purchase Up to 8,695,653 Shares of Common Stock
Pre-Funded Warrants to Purchase Up to 65,653 Shares of Common Stock
PROSPECTUS SUPPLEMENT
Lead Placement Agent
A.G.P.
Co-Placement Agent
Brookline Capital Markets
a division of Arcadia Securities, LLC
September 26, 2024